EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of October 22, 2008 (this “Amendment”) to the Employment Agreement referred to below is entered into by and between Millstream Ventures, Inc., a Nevada corporation (the “Company”), and Denny W. Nestripke (the “Employee” or the “Service Provider”)

Recitals:

WHEREAS, the parties have entered into that certain Employment Agreement, dated as of April 1, 2008 (the “Original Employment Agreement”) between the Company and the Employee, pursuant to which the Employee agreed to provide services to the Company as an executive and employee of the Company;

WHEREAS, the Employee wishes to resign as the sole officer and director of the Company, but to continue to provide part-time accounting and related services to the Company; and

WHEREAS, the parties now wish to amend the Original Employment Agreement and to convert the Original Employment Agreement into a Service Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.                                Amendments.

(a)           Amendment to name of the Original Employment Agreement.  The name of the Employment agreement is hereby amended to read “Service Agreement” and all references hereinafter shall be to the Service Agreement.

(b)           Amendment to Section 1 (Employment).  Section 1 of the Service Agreement is amended to read as follows:

Services.  The Company hereby engages the Service Provider, and the Service Provider hereby accepts such engagement, to provide part-time, as-needed accounting and related services for the Company, on the terms and conditions set forth in this Agreement.

(c)           Amendment to Section 2 (Positions and Duties).  Section 2 of the Agreement is deleted in its entirety.

(d)           Amendment to Section 3.2 (Reimbursable Expenses).  Section 3.2 of the Service Agreement is deleted in its entirety.

 (e)           Amendment to Section 4 (Term).  Section 4 of the Service Agreement is amended to read as follows:

Term.  This Amendment shall be effective commencing November 1, 2008, and the Service Agreement shall be terminable by mutual consent or by either party upon thirty (30) days written notice to the other party; provided that this Agreement shall terminate automatically upon the closing of a reverse acquisition transaction between the Company and an operating business.

(f)           Amendment to Section 5 (Death or Incapacity of Executive).  Section 5 of the Service Agreement is deleted in its entirety.

                      (g)           Amendment to Section 6 (Redemption of Stock).  This Amendment shall be deemed an Optional Buy-Out Event for purposes of Section 6.  Nevertheless, the Service Provider shall not exercise his option to tender the Buy-Out Shares to the Company prior to the earlier of the following:  (i) March 31, 2009; (ii) the termination of the Service Agreement by the Company; or (iii) the closing of a reverse acquisition transaction with an operating business.

(h)           Addition of Section 16.  Section 16 is hereby added to the Service Agreement to read as follows:

Independent Contractor.  Service Provider agrees that in performing his duties under this Agreement, he is acting as an independent contractor and not as an employee, representative, or agent of the Company.  As an independent contractor, the Service Provider shall not be eligible for any benefits which the Company may provide to its employees.  All persons, if any, hired by the Service Provider to perform this Agreement, including, but not limited to, his employees, representatives, and agents, shall be employees or contractors of the Service Provider and shall not be construed as employees or agents of the Company in any respect.  The Service Provider shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Service Provider’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs.

SECTION 2.                                General Provisions.

(a)           Except as supplemented hereby, Employment Agreement shall continue to be, and shall remain, in full force and effect.  This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Employment Agreement or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Employment Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)           The terms of the Original Employment Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment this 22nd day of October 2008.

Millstream Ventures, Inc.

By
      Denny W. Nestripke, President

Denny W. Nestripke, an individual